UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

UDR, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On December 18, 2013, Mark R. Patterson was appointed to the Board of Directors of UDR, Inc. (the “Company”), effective January 1, 2014. There were no arrangements or understandings between Mr. Patterson and any other persons regarding his appointment to the Board of Directors.

Mr. Patterson will be appointed to the Audit and Risk Management Committee of the Board of Directors.

In connection with the appointment, Mr. Patterson will be eligible for compensation under the Company’s independent director compensation program. Under the program, each non-executive director (other than the Chairman) receives an annual retainer of $65,000, as well as a grant of $120,000 in value of shares of restricted stock. Each non-employee director has the option to receive all or a portion of their annual retainer in shares of the Company’s common stock. The Company will enter into an indemnification agreement with Mr. Patterson in the form of the Company’s standard form of indemnification agreement. Such form of indemnification agreement was included as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 8, 2006, and is incorporated herein by reference.

The Company’s press release announcing the appointment of Mr. Patterson is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated December 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, INC.

Date: December 18, 2013	By:	/s/ Warren L. Troupe
	Name:	Warren L. Troupe
	Title:	Senior Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 18, 2013.

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